Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bar Harbor Bankshares:

We consent to the incorporation by reference in Registration Statement (No. 333-122941) on Form S-8 of Bar Harbor Bankshares of our report dated June 29, 2020, relating to our audit of the financial statements and supplemental schedule of Bar Harbor Bankshares 401(k) Plan, which appears in this Annual Report on Form 11-K of Bar Harbor Bankshares 401(k) Plan for the year ended December 31, 2019.

/s/ RSM US LLP

Boston, Massachusetts
June 29, 2020